Exhibit 15.5

Audit Riparian Plaza 71 Eagle Street Brisbane Qld 4000 GPO Box 223 Brisbane Qld 4001 Australia	ABN: 51 194 660 183 Telephone: +61 7 3233 3111 Facsimile: +61 7 3233 3100 www.kpmg.com.au

The Board of Directors	Our ref	21452710_1.DOCX
Armadillo Petroleum Limited (formerly Texon Petroleum Limited)
32 Beulah Road	Contact	Stephen J Board (+61 7 3233 3259)
Norwood SA 5067

11 July 2014

Dear Sirs/Mesdames

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated 18 October 2013, with respect to the consolidated statements of financial position of Armadillo Petroleum Limited (formerly Texon Petroleum Limited) as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes 1 to 30 of the consolidated financial statements, incorporated herein and to the reference to our firm under the heading “Statement by Experts” in the Form 20-F.

/s/ KPMG

KPMG

Brisbane, Australia

11 July 2014

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.	Liability limited by a scheme approved under Professional Standards Legislation.